UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         August 12, 2008

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12040	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 12, 2008, Richard K. Matros, Chairman and Chief Executive Officer of Sun Healthcare Group, Inc. (“Sun”), and William A. Mathies, President and Chief Operating Officer of Sun’s operating subsidiaries, each adopted a pre-arranged stock trading plan to sell a portion of his Sun common stock under certain conditions.  These plans are designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and Sun’s insider trading policy.  They were entered into to facilitate the exercise of expiring employee stock options, payment of related taxes and estate planning.    Under the plans, Mr. Matros and Mr. Mathies may sell up to 75,000 and 64,312 shares of Sun common stock, respectively.  Mr. Matros currently beneficially owns 618,475 shares of Sun common stock (including currently exercisable options to purchase 182,475 shares of Sun common stock) and Mr. Mathies currently beneficially owns 235,496 shares of Sun common stock (including currently exercisable options to purchase 63,886 shares of Sun common stock).   Sales made under these plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may be so required, Sun does not undertake any obligation to update or report any modification, termination, or other activity under these plans or any other plan that may be adopted by other officers or directors.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Michael Newman
Name: Michael Newman
Title: Executive Vice President and General Counsel

Dated:  August 12, 2008